



                                                                                                     EXHIBIT 5




July 21, 2003


Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         I am General Counsel and Senior Vice President of Marsh & McLennan Companies, Inc., a Delaware
corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities
Act of 1933, as amended, (the "Securities Act") for the registration of 5,000,000 shares of common stock, par value $1.00 per share, including preferred stock purchase rights (the "Shares"), of the Company relating to the Marsh & McLennan Companies Stock Purchase Plan for International Employees (the "Plan").

         In connection with the foregoing, I or attorneys under my supervision have examined the minute books and stock records of the Company, the Restated Certificate of Incorporation and By-Laws of the
Company, the Registration Statement, the Plan and resolutions duly adopted by the Board of Directors of the Company relating to the Plan. In addition, I, or attorneys under my supervision, have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified such additional facts as deemed necessary or appropriate for the purposes of this opinion. In this examination I, or attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         My opinion is limited to matters governed by the laws of the State of New York and the General
Corporation Law of the State of Delaware.










         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the
Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ William L. Rosoff
                                                   -----------------------------
                                                   William L. Rosoff
                                                   Senior Vice President and General Counsel
